Exhibit 99.1

Barfresh Announces Preliminary Fiscal Year 2025 Revenue Results and Provides Updated Guidance for Fiscal Year 2026

Record Preliminary Fiscal Year 2025 Revenue of $14.2 million, Up 32% Year-Over-Year

Reiterates Fiscal 2026 Revenue Guidance of $30-$35 Million; Issues Fiscal 2026 EBITDA Guidance of $3.5-$5.0 Million

Integrated Manufacturing Model Enables Expanded Product Portfolio and Increased Market Share Across Sales Channels

LOS ANGELES, January 29, 2026 (GLOBE NEWSWIRE) – Barfresh Food Group Inc. (the “Company” or “Barfresh”) (Nasdaq: BRFH), a provider of frozen, ready-to-blend and ready-to-drink beverages, today announced preliminary fiscal year 2025 revenue results and provided updated guidance for fiscal year 2026.

Riccardo Delle Coste, the Company’s Chief Executive Officer, stated, “We are pleased to announce record preliminary fiscal 2025 revenue of $14.2 million, representing a 32% year-over-year growth. Most importantly, the operational control and enhanced production capabilities we now possess with the completion of our Arps Dairy acquisition positions us to capitalize on the significant growth opportunities ahead. The fiscal year 2026 guidance we are providing reflects our confidence in executing against the significant market opportunities ahead of us. Our integrated manufacturing model, combined with our proven products and established customer relationships, positions Barfresh to deliver exceptional growth and profitability as we scale our operations. We expect fiscal year 2026 to represent a breakthrough period that demonstrates the full benefits of our owned manufacturing capabilities.”

Barfresh achieved preliminary fiscal year 2025 revenue of $14.2 million, representing a 32% increase compared to fiscal year 2024 and marking the highest annual revenue in company history. The Company is reiterating its previously issued preliminary fiscal year 2026 revenue guidance of $30 million to $35 million, representing up to 146% growth compared to preliminary fiscal year 2025 results. Barfresh is also issuing fiscal year 2026 Adjusted EBITDA guidance of $3.5 million to $5.0 million, demonstrating the Company’s confidence in improving cash flow as it realizes the full benefits of its integrated manufacturing model and operational scale. The strategic acquisition of Arps Dairy has fundamentally enhanced Barfresh’s operational capabilities and market positioning. The enhanced manufacturing capabilities enable Barfresh to expand its product portfolio and increase market share across multiple sales channels.

About Barfresh Food Group

Barfresh Food Group Inc. (Nasdaq: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for the education market, foodservice industry and restaurant chains, delivered as fully prepared individual portions or single serving and bulk formats for on-site preparation. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com